Exhibit 10.3

EXECUTION VERSION

INCREMENTAL COMMITMENT AGREEMENT

INCREMENTAL COMMITMENT AGREEMENT, dated as of June 1, 2012 (this “Agreement”), among AVIS BUDGET HOLDINGS, LLC (“Holdings”), AVIS BUDGET CAR RENTAL, LLC (the “Borrower”), KBC Bank N.V. (the “Incremental Lender”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

W  I  T  N  E  S  S   E  T  H

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement dated as of May 3, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among others, Holdings, the Borrower, the subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto and the Administrative Agent;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested an increase in the Tranche A Term Loans in the aggregate principal amount of $30,000,000 (the “Incremental Term Loan Increase”), and the Borrower, the Administrative Agent and the Incremental Lender have agreed, upon the terms and subject to the conditions set forth herein, that the Incremental Lender will provide such Incremental Term Loan Increase, and as permitted by Section 2.23 of the Credit Agreement, the Credit Agreement will be amended as set forth herein without additional consent or approval of the other Lenders;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2. Incremental Term Loan Increase; Additional Tranche A Term Commitment. Subject to the terms and conditions set forth herein, the Incremental Lender agrees to commit to provide the Additional Tranche A Term Loan (as defined below) in an amount equal to the amount set forth under the heading “Tranche A Term Commitment” opposite the Incremental Lender’s name on Annex II hereto (such commitment, the “Additional Tranche A Term Commitment”; the Tranche A Term Loan made pursuant thereto, the “Additional Tranche A Term Loan”) on the Incremental Commitment Effective Date.

SECTION 3. Joinder and Amendment of the Credit Agreement. Subject to the terms and conditions set forth herein, on the Incremental Commitment Effective Date:

(a) The Additional Tranche A Term Commitment shall be deemed to be a Tranche A Term Commitment (as defined in the Credit Agreement), the Incremental Lender shall be deemed to be a Tranche A Term Lender (as defined in the Credit Agreement) and the Additional Tranche A Term Loan shall be deemed to be a Tranche A Term Loan, in each case, for all purposes of the Credit Agreement and the other Loan Documents.

(b) Upon execution of this Agreement by the parties hereto, this Agreement shall be deemed to be an Incremental Commitment Agreement (as defined in the Credit Agreement).

(c) Section 2.3 of the Credit Agreement is hereby amended by deleting clause (b) of Section 2.3 in its entirety and inserting the following clause (b) in lieu thereof:

(b) The Tranche A Term Loan of each Tranche A Term Loan Lender shall be repayable in 18 consecutive quarterly installments on each date set forth below occurring after the date on which such Tranche A Term Loan is made and one installment on the Revolving Termination Date, each of which shall be in an amount equal to (i) such Tranche A Term Loan Lender’s Tranche A Term Percentage multiplied by (ii) the amount equal to the percentage set forth below opposite such installment of the aggregate principal amount of the Tranche A Term Loans made on the Incremental Facilities Closing Date (or on the relevant Increased Amount Date pursuant to an Incremental Commitment Agreement, as applicable), subject to reduction pursuant to Section 2.17(b):

Installment	Percentage
January 31, 2012	0.875%
April 30, 2012	0.875%
July 31, 2012	0.875%
October 31, 2012	0.875%
January 31, 2013	1.875%
April 30, 2013	1.875%
July 31, 2013	1.875%
October 31, 2013	1.875%
January 31, 2014	2.50%
April 30, 2014	2.50%
July 31, 2014	2.50%
October 31, 2014	2.50%
January 31, 2015	3.125%
April 30, 2015	3.125%
July 31, 2015	3.125%
October 31, 2015	3.125%
January 31, 2016	16.625%
April 30, 2016	16.625%
Revolving Termination Date

With respect to Tranche A Term Loans made on the Incremental Facilities Closing Date, 33.25%

With respect to Tranche A Term Loans made on June 1, 2012 pursuant to an Incremental Commitment Agreement, 35%

(d) Section 4.15 of the Credit Agreement is hereby amended by:

(i) inserting the phrase “made on the Incremental Facilities Closing Date” immediately following the phrase “The proceeds of the Tranche A Term Loans” in the second sentence thereof, and

(ii) inserting the following sentence immediately following the last sentence thereof: “The proceeds of the Tranche A Term Loans made after the Incremental Facilities Closing Date pursuant to an Incremental Commitment Agreement shall be used only (i) to repay the existing Term Loans and (ii) to pay related costs and expenses.”

(e) Schedule 1.1A (Commitments) to the Credit Agreement is hereby amended by supplementing such schedule with the information contained in Annex II hereto.

SECTION 4. Conditions to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the date on which such conditions shall have been so satisfied, the “Incremental Commitment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower, the Administrative Agent and the Incremental Lender.

(b) Each Loan Party shall reaffirm by executing the Guarantee and Collateral Acknowledgement substantially in the form attached hereto as Annex I that the Additional Tranche A Term Loan shall be secured equally and ratably with the existing Loans by the Collateral.

(c) The Borrower shall have delivered all documentation and information as is reasonably requested in writing by the Incremental Lender at least three days prior to the Incremental Commitment Effective Date required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(d) All accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of one firm of counsel) and other compensation due and payable to the Administrative Agent and the Incremental Lender on or prior to the Incremental Commitment Effective Date shall have been paid.

(e) The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Incremental Commitment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(f) The Administrative Agent shall have received an executed legal opinion of Kirkland & Ellis LLP, counsel to the Borrower and its subsidiaries, substantially in the form of Exhibit E to the Credit Agreement, addressed to the Administrative Agent and the Incremental Lender as of the Incremental Commitment Effective Date.

(g) The Administrative Agent shall have received a solvency certificate in form and substance reasonably satisfactory to it from a Responsible Officer of the Borrower that shall document the solvency of the Borrower and its Subsidiaries after giving effect to the Additional Tranche A Term Loan.

(h) No Default or Event of Default shall have occurred and be continuing or would result from the Additional Tranche A Term Loan requested to be made or from the application of the proceeds therefrom.

(i) Each of the representations and warranties set forth in Section 4 of the Credit Agreement (as amended by this Agreement) shall be true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) on and as of the Incremental Commitment Effective Date as if made on such date, except to the extent that such representations and warranties expressly relate solely to a specific earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(j) The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower documenting the Borrower’s compliance with the conditions set forth in clauses (h) and (i) above of this Section 4.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement and to provide the Additional Tranche A Term Loan, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and the Incremental Lender that, as of the Incremental Commitment Effective Date:

(a) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform this Agreement, and, in the case of the Borrower, to obtain the extension of credit and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each of the Guarantors has taken all necessary organizational action to authorize to execute and deliver the Guarantee and Collateral Acknowledgement dated as of the date hereof (the “Acknowledgement”). The execution, delivery and performance by the Borrower of this Agreement, and by the Guarantors of the Acknowledgement, and the performance by the Borrower and each other Loan Party of the Credit Agreement (as amended hereby) and each other Loan Document to which it is a party, in each case, have been authorized by all necessary corporate or other organizational action of such person, and no other corporate or other organizational proceedings on the part of each such person is necessary to consummate such transactions.

(b) This Agreement has been duly executed and delivered on behalf of the Borrower and Holdings. The Acknowledgement has been duly executed and delivered by each of the Guarantors. Each of the Agreement, the Acknowledgement and, after giving effect to this Agreement, the Credit Agreement and the other Loan Documents, (i) is a legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing and (ii) is in full force and effect. Neither the execution, delivery or performance of this Agreement or the performance of the Credit Agreement (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent’s Lien on any of the Collateral or its ability to realize thereon. As of the Incremental Commitment Effective Date, this Agreement will be effective to amend the Credit Agreement as provided therein.

(c) The execution and delivery of this Agreement and the Acknowledgement, the consummation of the transactions contemplated hereby, and the performance of and compliance with the terms and provisions hereof and of the Credit Agreement (as amended hereby) by any Loan Party will not, at the time of such performance, (i) violate any material Requirement of Law or any material Contractual Obligation of any Group Member, except to the extent such conflict or violation would not reasonably be expected to result in a Material Adverse Effect and (ii) result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligations (other than the Liens created by the Security Documents and the Liens permitted under Section 7.3 of the Credit Agreement). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement.

(d) No Default or Event of Default shall have occurred and be continuing or would result from the Additional Tranche A Term Loan requested to be made or from the application of the proceeds therefrom.

(e) Each of the representations and warranties set forth in Section 4 of the Credit Agreement (as amended by this Agreement) are true and correct in all material respects (and in all respects if any such representation and warranty is qualified by materiality) on and as of the Incremental Commitment Effective Date as if made on such date, except to the extent that such representations and warranties expressly relate solely to a specific earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

SECTION 6. Continuing Effect.

(a) Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Incremental Commitment Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

SECTION 7. Fees. The Borrower agrees to pay to the Administrative Agent on behalf of the Incremental Lender an upfront fee in an amount equal to 0.50% of the principal amount of the Additional Tranche A Term Loan. Such fee shall be due and payable on the Incremental Commitment Effective Date.

SECTION 8. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement.

SECTION 9. Amendments; Execution in Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, Holdings,

the Administrative Agent and the Incremental Lender. This Agreement may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 10.11 AND 10.12 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

AVIS BUDGET HOLDINGS, LLC

By:	/s/ Rochelle Tarlowe
	Name:	Rochelle Tarlowe
	Title:	Vice President and Treasurer

AVIS BUDGET CAR RENTAL, LLC

By:	/s/ Rochelle Tarlowe
	Name:	Rochelle Tarlowe
	Title:	Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Richard W. Duker
	Name:	Richard W. Duker
	Title:	Managing Director

KBC BANK N.V., as the Incremental Lender

By:	/s/ Susan M. Silver
	Name:	Susan M. Silver
	Title:	Managing Director

By:	/s/ Stephen R. Perry
	Name:	Stephen R. Perry
	Title:	Director

ANNEX I

Form of Guarantee and Collateral Acknowledgement

June 1, 2012

Reference is made to the Amended and Restated Credit Agreement dated as of May 3, 2011 (as amended from time to time, the “Credit Agreement”) among others Avis Budget Car Rental, LLC, the Lenders and other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

Each of the parties hereto hereby acknowledges and consents to the Incremental Commitment Agreement, dated as of June 1, 2012 (the “Incremental Commitment Agreement”) pursuant to Section 2.23 of the Credit Agreement, and agrees with respect to each Loan Document to which it is a party:

(a) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to the Incremental Commitment Agreement and its guarantee, if any, of the obligations, liabilities and indebtedness of the other Loan Parties under the Agreement shall extend to and cover the Additional Tranche A Term Loan provided pursuant to the Incremental Commitment Agreement and interest thereon and fees and expenses and other obligations in respect thereof and in respect of commitments related thereto; and

(b) all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Incremental Commitment Agreement, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees, if any, in the Loan Documents, including, without limitation, the obligations under the Incremental Commitment Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Acknowledgement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

[ ]

By:
Name:
Title:

Signature Page to Acknowledgement

ANNEX II

Tranche A Term Commitment

Name of Lender	Tranche A Term Commitment
KBC BANK N.V.	$30,000,000.00